FORM NO. 3a Registration No. 45834 BERMUDA CERTIFICATE OF INCORPORATION ON CHANGE OF NAME I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Third Point Reinsurance Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as SiriusPoint Ltd. on the 26th day of February 2021. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 26th day of February 2021 Maria Boodram for Registrar of Companies